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                                                                 EXHIBIT 3.1(i)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COLE NATIONAL GROUP, INC.


         The undersigned, a Vice President of Cole National Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         A. That on March 16, 1995, the Board of Directors of the Corporation adopted the following resolution declaring the advisability of amending the Certificate of Incorporation of the Corporation as follows:

               RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FOURTH in its entirety and replacing it so as to read as follows:

               FOURTH: The total number of shares which the Corporation shall have authority to issue is Two Thousand (2,000) shares of Common Stock, par value $.01 per share.

         B. That in lieu of a meeting and vote of the sole stockholder and in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, the holder of all of the outstanding shares of Common Stock of the Corporation did consent in writing to such Amendment of the Certificate of Incorporation.


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         C. That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned does make this Certificate of Amendment, hereby declaring and certifying under penalties of perjury that this is his act and deed and the facts stated herein are true, and accordingly has hereunto set his hand this 16th day of March, 1995.



                                 /s/ Joseph Gaglioti
                                 ----------------------------
                                 Joseph Gaglioti
                                 Vice President



         I, John F. Downie, the Senior Vice President, Secretary and General Counsel of the Corporation, do hereby attest that the foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and, in witness whereof, I have hereunto set my hand this 16th day of March, 1995.



                          Attest:/s/ John F. Downie
                                 ----------------------------
                                 John F. Downie
                                 Senior Vice President, Secretary
                                 and General Counsel



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